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                                                                 Exhibit (d)(ii)

CERTIFICATE NUMBER                                          NUMBER OF SHARES
_____________                                                 _________________


                        PACHOLDER HIGH YIELD FUND, INC.
                            a Maryland corporation
               Series W Auction Rate Cumulative Preferred Stock
                   $25,000 Liquidation Preference Per Share

                                                            Cusip No.__________

    This certifies that ____________ is the owner of fully paid and non-assessable Series W shares of Auction Rate Cumulative Preferred Shares, par value $.01 per share, $25,000 liquidation preference per share, of Pacholder High Yield Fund, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

    IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this______________ day of _____________________ A.D. 2001.


BANKERS TRUST COMPANY                            PACHOLDER HIGH YIELD FUND, INC.
As Transfer Agent and Registrar

By:_________________________                     By:___________________________
Authorized Signature                                Name:
                                                    Title:

                                                 Attest:_______________________
                                                    Name:
                                                    Title:

    FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _______________ shares of Auction Rate Cumulative Preferred Shares represented by this Certificate, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.

    Dated: _____________________, _______


    In presence of


    _____________________            ____________________

      Shares of Auction Rate Cumulative Preferred Shares evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Articles Supplementary Creating and Fixing the Rights of Auction Rate Cumulative Preferred Stock, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland.

      The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

      The Fund will furnish to any stockholder on request and without charge a full statement of the designations, and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class authorized to be issued, the differences in the relative rights and preferences between shares of any series of any authorized preferred or special class to the extent they have been set, and the authority of the Board of Directors to classify unissued shares and to set the relative rights and preference thereof and of any subsequent series of such preferred or special classes. Any such request should be addressed to the Secretary of the Fund.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.